UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2011

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Mount Airy Road
Basking Ridge, New Jersey	07920
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Avaya Inc. (“we,” “us,” “our” or the “Company”) announced today that, for the first quarter of fiscal 2011 ending December 31, 2010, the Company expects to report the following financial results: (i) revenue to be in the range of $1.360 billion to $1.370 billion, (ii) gross margin as a percentage of revenue to be approximately 50%, excluding the amortization of technology intangible assets and any other acquisition related adjustments, and (iii) Adjusted EBITDA to be in the range of $215 million to $225 million, with an estimated cash balance as of December 31, 2010 of approximately $460 million.

In addition, the Company disclosed certain elements of its long-range business model, which is based on the Company’s current beliefs and expectations. The Company disclosed that its business model over the next several years would target the following objectives: (i) annual revenue growth of at least 5%, (ii) achievement of gross margin as a percentage of annual revenue, excluding the amortization of technology intangible assets and any other acquisition related adjustments, at or above 55%, and (iii) achievement of a level of Adjusted EBITDA of at least 23% of annual revenue. The foregoing is based on the Company’s current internal business model only and does not represent a forecast or a promise of future results, which results are subject to a number of known and unknown risks and uncertainties including those described in the Company’s filings with the Securities and Exchange Commission, which could cause actual results or performance to differ materially from the Company’s current internal business model. There is no assurance that the Company will be able to achieve this business model or that the Company will not revise its business model from time to time.

The announcement was made in connection with the commencement of a debt refinancing transaction by the Company. The Company noted that its financial results for the first quarter of fiscal 2011 ending December 31, 2010 are preliminary and subject to the completion of its financial closing procedures.

The information furnished under this Item 7.01 shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

The information furnished under this Item 7.01 includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA and gross margin as a percentage of revenue excluding the amortization of technology intangible assets and any other acquisition related adjustments.

EBITDA is defined as net income (loss) before income taxes, interest expense, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain charges and other adjustments permitted under our debt agreements in calculating covenant compliance as further described in our annual and quarterly reports filed with the Securities and Exchange Commission.

We believe Adjusted EBITDA provides us with a measure of operating performance that excludes the results of decisions that are outside the control of operating management which can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, we believe Adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. Accordingly, Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, namely the Company’s pricing strategies, volume, costs and expenses of the organization. Finally, we believe that including supplementary information concerning Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our debt agreements.

Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, the definition of Adjusted EBITDA in our debt agreements allows us to add back certain non-cash charges that are deducted in calculating net income (loss). Our debt agreements also allow us to add back restructuring charges, pension costs, other postemployment benefit costs, Accounting Standards Codification 712 costs and certain fees payable to our private equity sponsors. However, these are expenses that may recur, may vary and are difficult to predict. The above estimate of gross margin as a percentage of revenue excludes the amortization of technology intangible assets because we believe such calculation provides additional useful information to investors regarding our operations excluding those non-cash charges.

The estimate of Adjusted EBITDA provided in this Form 8-K has been determined consistent with the methodology for calculating Adjusted EBITDA as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

The Company currently expects to provide a reconciliation of its Adjusted EBITDA for the quarter ended December 31, 2010 to its most directly comparable GAAP financial measure in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2010. Similarly, the Company currently expects to provide additional details regarding the calculation of gross margin as a percentage of revenue and the impact of the amortization of technology intangible assets and any other acquisition related adjustments for the quarter ended December 31, 2010 in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2010.

Forward-Looking Statements

Certain statements contained in this Form 8-K are forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or other similar terminology and include, among other things, statements regarding our long-range business model. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from expectations include: the Company’s ability to develop and sell advanced communications products and services, including unified communications, contact centers and data solutions; the Company’s ability to develop its indirect sales channel; economic conditions and the willingness of enterprises to make capital investments; the market for advanced communications products and services, including unified communications and business collaboration solutions; the Company’s ability to remain competitive in the markets it serves; the Company’s ability to manage its supply chain and logistics functions; the ability to protect the Company’s intellectual property and avoid claims of infringement; the Company’s ability to effectively integrate acquired businesses; the Company’s ability to maintain adequate security over its information systems and recover critical systems; environmental, health and safety laws, regulations, costs and other liabilities; the Company’s ability to mitigate risks associated with climate change; the ability to retain and attract key employees; risks relating to the transaction of business internationally; pension and post-retirement healthcare and life insurance liabilities; the Company’s substantial leverage and its effect on the Company’s ability to raise additional capital and to react to changes in the economy or its industry; and liquidity and access to capital markets. The Company cautions that the foregoing list of important factors may not contain all of the material factors that are important to investors. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: January 25, 2011	By:	/S/ ANTHONY MASSETTI
	Name:	Anthony Massetti
	Title:	Chief Financial Officer